As filed with the Securities and Exchange Commission on February 16, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Proto Labs, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	41-1939628 (I.R.S. Employer Identification No.)

5540 Pioneer Creek Drive

Maple Plain, MN 55359

(763) 479-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Victoria M. Holt
President and Chief Executive Officer
Proto Labs, Inc.
5540 Pioneer Creek Drive
Maple Plain, MN 55359
(763) 479-3680

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Please send copies of all communications to:
W. Morgan Burns, Esq.
Ben A. Stacke, Esq.
Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center

90 South Seventh Street
Minneapolis, MN 55402

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	748,793	$206.70	$154,775,513.10	$16,886.01
(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of the registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of Common Stock.

(2)

Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the registrant’s Common Stock as reported on the New York Stock Exchange on February 11, 2021.

PROSPECTUS

748,793 Shares

Proto Labs, Inc.

Common Stock

The selling stockholders of Proto Labs, Inc. referred to in this prospectus may offer and sell, from time to time, up to an aggregate of 748,793 shares of our common stock, par value $0.001 per share (“Common Stock”), under this prospectus. The selling stockholders acquired these 748,793 shares (the “Consideration Shares”) from us pursuant to an Agreement and Plan of Merger, dated as of January 18, 2021 (the “Merger Agreement), by and among us, 3D Hubs, Inc., a Delaware corporation (“3D Hubs”), Lithium Merger Sub I, Inc., a Delaware corporation (“Merger Sub I”), Lithium Merger Sub II, Inc., a Delaware corporation (“Merger Sub II”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as representative for the securityholders, in connection with our acquisition of 3D Hubs. Under the terms of the Merger Agreement, the selling stockholders are eligible to receive up to an additional 259,185 shares of Common Stock (the “Additional Shares”). To the extent any Additional Shares are issued, we will file a post-effective amendment to this registration statement pursuant to General Instruction IV.B. of Form S-3 to register such Additional Shares at the appropriate time(s). We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders.

The selling stockholders (which term as used herein includes their respective donees, transferees or other successors in interest) may, from time to time, sell the shares of our Common Stock described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling stockholders may sell their shares of Common Stock in the section of this prospectus captioned “Plan of Distribution.” Our registration of the securities covered by this prospectus does not mean that the selling stockholders will offer or sell any shares of Common Stock. The selling stockholders may offer and sell the shares of our Common Stock covered by this prospectus in amounts, at prices and on other terms to be determined at the time of the offering and as may be described in an accompanying prospectus supplement.

Our Common Stock is listed on the New York Stock Exchange under the symbol “PRLB.” On February 12, 2021, the last reported sale price of our Common Stock was $197.05 per share.

Investing in our Common Stock involves risks. See the section of this prospectus captioned “Risk Factors” beginning on page 3 of this prospectus and in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission and incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated February 16, 2021

Neither we nor the selling stockholders have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus that we prepare or authorize. We have not authorized any other person to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or in any related free writing prospectus we prepare or authorize is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

The selling stockholders are not making an offer to sell shares of our Common Stock in any jurisdiction where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell shares of our Common Stock, as described in this prospectus, in one or more offerings. The selling stockholders may sell the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices, including through an underwritten public offering. A prospectus supplement for an offering of our Common Stock will describe in detail the plan of distribution for such offering.

This prospectus provides a general description of our Common Stock that any selling stockholders may offer. The prospectus supplement for any offering may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read both this prospectus and any prospectus supplement, together with the documents referred to in “Where You Can Find More Information” and “Incorporation by Reference.”

References in this prospectus to “Proto Labs,” the “Company,” “we,” “us” and “our” and all similar references are to Proto Labs, Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. You can obtain any documents that we file electronically with the SEC at www.sec.gov.

We also make available, free of charge, on or through our website (www.protolabs.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed below under the heading “Incorporation by Reference.”

This prospectus is a part of the registration statement to which this prospectus forms a part and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website referred to above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the Common Stock by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

●

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A filed on April 6, 2020;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020;

●	our Current Reports on Form 8-K filed on May 19, 2020, December 14, 2020, January 19, 2021, January 25, 2021 and February 4, 2021;

●

the description of our Common Stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any amendments or reports filed for the purpose of updating such description; and

●

any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering (other than any documents or information deemed to have been furnished rather than filed in accordance with SEC rules).

To obtain copies of these filings, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, the expected benefits of our acquisition of 3D Hubs and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would” or the negative version of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus and in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Other than as required by law, we undertake no obligation and expressly disclaim any such obligation to update publicly any forward-looking statements after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

OUR COMPANY

We are the world’s largest and fastest digital manufacturer of custom prototypes and on-demand production parts. Our mission is to help companies accelerate product development, reduce risk, and optimize supply chains by providing quality prototyping and on-demand manufacturing services at unprecedented speeds. Our automated quoting and manufacturing systems allow us to produce commercial-grade plastic, metal, and liquid silicone rubber parts within days. We manufacture prototype and low volume production parts for companies worldwide, who are under increasing pressure to bring their finished products to market faster than their competition. We utilize injection molding, computer numerical control (CNC) machining, 3D printing and sheet metal fabrication to manufacture custom parts for our customers. Our proprietary technology eliminates most of the time-consuming and expensive skilled labor conventionally required to quote and manufacture parts. Our customers conduct nearly all of their business with us over the Internet. We target our products to the millions of product developers and engineers who use three-dimensional computer-aided design (3D CAD) software to design products across a diverse range of end-markets. We have established our operations in the United States, Europe and Japan, which we believe are three of the largest geographic markets where these product developers and engineers are located. We believe our use of advanced technology enables us to offer significant advantages at competitive prices to many customers and is the primary reason we have become a leading supplier of custom parts.

Our principal executive offices are located at 5540 Pioneer Creek Drive, Maple Plain, MN 55359 and our telephone number is (763) 479-3680. Our website address is www.protolabs.com. The information on, or that can be accessed through, our website is not part of this prospectus. We have included our website address as an inactive textual reference only.

BACKGROUND

On January 22, 2021, pursuant to the Merger Agreement by and among us, 3D Hubs, Merger Sub I, Merger Sub II and Shareholder Representative Services LLC as stockholder representative, we acquired as our wholly owned subsidiary 3D Hubs (the “Transaction”). In connection with the Transaction and pursuant to the Merger Agreement, we agreed to file with the SEC a registration statement on Form S-3 covering the resale of the Consideration Shares and the Additional Shares received by or which are eligible in the future to be received by former holders of the capital stock of 3D Hubs. To the extent any Additional Shares are issued, we will file a post-effective amendment to this registration statement pursuant to General Instruction IV.B. of Form S-3 to register such Additional Shares at the appropriate time(s).

RISK FACTORS

Investing in our Common Stock involves risks. Before making a decision to invest in our Common Stock, you should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 26, 2020, and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 5, 2020, July 31, 2020 and November 3, 2020, respectively, each of which are incorporated by reference in this prospectus, as well as any other risks described in our subsequent filings with the SEC. See “Where You Can Find More Information.”

In addition to the risk factors described above, we are including the following additional risk factor with respect to the Transaction:

Acquisitions may disrupt our business, divert our resources and require significant management attention that would otherwise be available for development of our existing business.

We may not be able to integrate the acquired personnel, operations and technologies of 3D Hubs successfully, or effectively manage the combined business following the Transaction. We also may not achieve the anticipated benefits of the Transaction due to a number of factors, including:

●	inability to integrate or benefit from acquired technologies or services in a profitable manner;

●	unanticipated costs, accounting charges or other liabilities associated with the Transaction;

●	incurrence of Transaction-related costs;

●	difficulty integrating the accounting systems, internal controls, operations and personnel;

●	difficulties and additional expenses associated with supporting legacy products and hosting infrastructure, including due to language, geographical or cultural differences;

●	difficulty fulfilling the contractual obligations or expectations of customers or converting the customers onto our platform and contract terms;

●	adverse effects to our existing business relationships with business partners and customers as a result of the Transaction;

●	the potential loss of key employees;

●	use of resources that are needed in other parts of our business; and

●	use of significant portions of our available cash to consummate the Transaction.

In addition, a significant portion of the purchase price may be allocated to acquired goodwill and other intangible assets. Goodwill must be assessed for impairment at least annually, and other intangible assets are assessed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our operating results based on this impairment assessment process, which could adversely affect our results of operations. Our exposure to risks associated with various claims, including the use of intellectual property, may also be increased as a result of acquisitions of other companies. For example, we may have a lower level of visibility into the development process with respect to intellectual property or the care taken to safeguard against infringement risks with respect to the acquired company or technology and third parties may make infringement and similar or related claims after we have acquired technology that were not asserted prior to such acquisition. In addition, if the Transaction fails to meet our expectations, our operating results, business and financial position may suffer.

USE OF PROCEEDS

All shares of Common Stock sold pursuant to this prospectus or any prospectus supplement related thereto will be sold by the selling stockholders. We will not receive any of the proceeds from such sales. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, New York Stock Exchange listing fees and fees and expenses of our counsel and our auditors.

SELLING STOCKHOLDERS

This prospectus relates to the possible sale by the selling stockholders of up to an aggregate of 748,793 shares of our Common Stock for their own account. The shares being offered consist of 748,793 shares of Common Stock (the “Consideration Shares”) issued to the selling stockholders pursuant to the Merger Agreement at the closing of the Transaction. Under the terms of the Merger Agreement, the selling stockholders are eligible to receive up to an additional 259,185 shares of Common Stock (the “Additional Shares”). To the extent any Additional Shares are issued, we will file a post-effective amendment to this registration statement pursuant to General Instruction IV.B. of Form S-3 to register such Additional Shares at the appropriate time(s). We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders.

When we refer to the “selling stockholders” in this prospectus, we mean the persons or entities listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interest in our Common Stock other than through a public sale.

We have prepared the following table based on information given to us by, or on behalf of, the selling stockholders on or before the date hereof with respect to the beneficial ownership of the shares of our Common Stock held by the selling stockholders as of February 10, 2021. We have not independently verified this information. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our Common Stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our Common Stock that will be held by the selling stockholders upon termination of any particular offering. See the section of this prospectus captioned “Plan of Distribution” for additional information. Any prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of any selling stockholder and the number of shares registered on its behalf. For purposes of the table below, we assume that the selling stockholders will sell all of their Consideration Shares covered by this prospectus. The below table does not include any Additional Shares.

Applicable percentage ownership is based on 27,604,879 shares of our common stock outstanding as of February 10, 2021. Beneficial ownership is determined in accordance with Rule 13d-3(d) under the Exchange Act, which includes any shares over which a selling stockholder has sole or shared voting power or investment power and also any shares that such selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

To our knowledge, except as may be disclosed in a prospectus supplement, the selling stockholders do not have and within the past three years have not had, any position, office or other material relationship with us or any of our affiliates, except that the selling stockholders may have or may have had commercial arrangements with us in the ordinary course of business. To our knowledge, except as may be disclosed in a prospectus supplement, the selling stockholders are not broker-dealers.

	Prior to the Offering			After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding	Number of Shares of Common Stock Being Registered for Sale	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding
Adrian Muresan	7,115	*	7,115	—	*
Anthonie Jan Kosten	8,970	*	8.970	—	*
Balderton Capital IV, L.P.	22,800	*	22,800	—	*
Balderton Capital V, L.P.	111,665	*	111,665	—	*
Bram de Zwart B.V.	87,950	*	87,950	—	*
Bram Rongen	5,927	*	5,927	—	*
Brian Garret B.V.	87,950	*	87,950	—	*
Digital Rivals B.V.	6,005	*	6,005	—	*
DOEN Participaties B.V.	35,065	*	35,065	—	*
Endeit Fund II Cooperatief UA	101,578	*	101,578	—	*
EQT Ventures Investments S.a.r.l.	114,906	*	114,906	—	*
Erik de Bruijn	2,234	*	2,234	—	*
Filemon Schoffer	14,922	*	14,922	—	*
Future Shape II, L.P.	17,776	*	17,776	—	*
Future Shape LLC	9,720	*	9,720	—	*
Global Accelerator Year 2 B.V.	19,137	*	19,137	—	*
Hearst Ventures, Inc.	40,631	*	40,631	—	*
Kreos Capital VI (UK) Limited	2,234	*	2,234	—	*
Marnix Antoine Christoph Berghs	2,282	*	2,282	—	*
Martijn Arts	2,164	*	2,164	—	*
Menno Wierema	3,594	*	3,594	—	*
Michiel Dekkers B.V.	6,005	*	6,005	—	*
Rob Draaijer	3,848	*	3,848	—	*
SVB Financial Group	2,234	*	2,234	—	*
Zeeburg Management B.V.	32,081	*	32,081	—	*
Total shares of Common Stock	748,793	2.7%	748,793	—	*

* Denotes less than 1%

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of the shares of Common Stock covered by this prospectus. The sales may be made on one or more exchanges, in the over-the-counter market or otherwise, at a fixed price or prices, which may be changed from time to time, at prices then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders may effect such transactions by selling the shares of Common Stock to or through broker-dealers. The shares of Common Stock may be sold through broker-dealers by one or more of, or a combination of, the following:

•

a block trade in which the broker-dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	by agreement with broker-dealers to sell a specified number of shares of Common Stock at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	on the New York Stock Exchange, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

•	any other method permitted by applicable law and not prohibited by any agreement such selling stockholders have with us; and

•	a combination of any such methods of sale.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

To the extent required, this prospectus may be amended or supplemented under Rule 424 or other applicable provision of the Securities Act from time to time to describe a specific plan of distribution.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling stockholders notify us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successor-in-interest as selling stockholders under this prospectus. The selling stockholders may also transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus after they have provided to us certain documentation. In connection with the sale of our shares of Common Stock, unless otherwise restricted by a contractual agreement or, in the case of a selling stockholder who is an employee, our insider trading policy, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions it assumes. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock registered by this prospectus, which shares of Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the shares of Common Stock offered by them will be the purchase price of the shares of Common Stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Common Stock to be made directly or through agents. There can be no assurance that the selling stockholders will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement of which this prospectus forms a part.

To the extent required, the number of shares of Common Stock to be sold, the names of the selling stockholders, the terms and conditions, including the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions, discounts, concessions and other items constituting agents’ or underwriters’ compensation with respect to a particular offer, and any discounts, commissions or concessions allowed or reallowed or paid to dealers with respect to a particular offer, will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, shares of Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

We will bear all expenses incident to our obligation to register the shares of Common Stock covered by this prospectus pursuant to the Merger Agreement.

Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradeable in the hands of persons other than our affiliates. A selling stockholder that is an entity may also elect to make an in-kind distribution of shares of Common Stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of Common Stock pursuant to the distribution through a registration statement.

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of the rights of our capital stock and summarizes certain provisions of our Third Amended and Restated Articles of Incorporation, as amended (“Articles of Incorporation”), and our Second Amended and Restated Bylaws (“Bylaws”). This summary does not purport to be complete and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to our Annual Report on Form 10-K, as well as to the applicable provisions of the Minnesota Business Corporations Act.

General

Our authorized capital stock consists of 160,000,000 shares, all with a par value of $0.001 per share, of which:

●	150,000,000 shares are designated Common Stock; and

●	10,000,000 shares are designated preferred stock.

Common Stock

Dividend Rights

Subject to preferences that may be applicable to any outstanding series of preferred stock, the holders of our Common Stock will receive ratably any dividends declared by the board of directors out of funds legally available for the payment of dividends. The board of directors may, at its discretion, modify or repeal the dividend policy.

Voting Rights

Each share of our Common Stock entitles the holder to one vote with respect to each matter presented to the stockholders on which the holders of our Common Stock are entitled to vote.

No Preemptive or Similar Rights

Holders of our Common Stock do not have any preemptive right to become subscribers or purchasers of additional shares of any class of our capital stock.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preferred Stock

As of December 31, 2020, there were no shares of our preferred stock outstanding. The board of directors has broad discretionary authority with respect to the rights of any new series of preferred stock and may establish the following with respect to the shares to be included in each series, without any vote or action of the stockholders:

•	the number of shares;

•	the designations, preferences and relative rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences; and

•	any qualifications, limitations or restrictions.

We believe that the ability of the board of directors to issue one or more series of preferred stock will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that may arise.

The board of directors may authorize, without stockholder approval, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of our Common Stock.

Anti-Takeover Provisions

Minnesota Law

We are governed by the provisions of Section 673 (Business Combination Act) and Section 675 (Takeover Provisions) of the Minnesota Business Corporation Act, or MBCA. These provisions may have an effect of delaying, deferring or preventing an unsolicited takeover of the Company and deprive our stockholders of an opportunity to sell their shares at a premium over the market price. The following description of certain provisions of the MBCA is only a summary and does not purport to be complete and is qualified in its entirety by reference to the MBCA.

●

In general, Section 673 of the MBCA prohibits a public Minnesota corporation from engaging in a business combination with an interested stockholder for a period of four years after the date of the transaction in which the person became an interested stockholder, unless either the business combination or the acquisition by which such person becomes an interested stockholder is approved in a prescribed manner before the person became an interested stockholder. The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who is the beneficial owner, directly or indirectly, of 10% or more of a corporation’s voting stock, or who is an affiliate or associate of the corporation, and who, at any time within four years before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the corporation’s outstanding voting stock. Section 673 does not apply if a committee of our board of directors consisting of one or more of our disinterested directors (excluding our current and former officers and employees) approves the proposed transaction or the interested stockholder’s acquisition of shares before the share acquisition date or on the share acquisition date but before the interested stockholder becomes an interested stockholder; or

●

If a takeover offer is made for our stock, Section 675 of the MBCA precludes the offeror from acquiring additional shares of stock (including in acquisitions pursuant to mergers, consolidations or statutory share exchanges) within two years following the completion of the takeover offer, unless stockholders selling their shares in the later acquisition are given the opportunity to sell their shares on terms that are substantially the same as those contained in the earlier takeover offer. A “takeover offer” is a tender offer which results in an offeror who owned ten percent or less of a class of our shares acquiring more than ten percent of that class, or which results in the offeror increasing its beneficial ownership of a class of our shares by more than ten percent of the class, if the offeror owned ten percent or more of the class before the takeover offer. Section 675 does not apply if a committee of our board of directors approves the proposed acquisition before any shares are acquired pursuant to the earlier tender offer. The committee must consist solely of directors who were directors or nominees for our board of directors at the time of the first public announcement of the takeover offer, and who are not our current or former officers and employees, offerors, affiliates or associates of the offeror or nominees for our board of directors by the offeror or an affiliate or associate of the offeror.

A Minnesota corporation may “opt out” of these provisions with an express provision in its original articles of incorporation or an express provision in its articles of incorporation or bylaws resulting from stockholder approval. The Company opted out of Section 671 (Control Share Act) of the MBCA which governs control share acquisitions of shares of the capital stock of the Company. However, we have not opted out of the provisions discussed above. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Articles of Incorporation and Bylaws Provisions

Our Articles of Incorporation and our Bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management team, including the following:

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Board of Directors Vacancies. Our Articles of Incorporation and Bylaws authorize our board of directors to fill vacant directorships, including newly-created seats. In addition, the number of directors constituting our board of directors is set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders.

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Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the holders of Common Stock, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Broadridge Financial Solutions, Inc. The transfer agent’s address is 51 Mercedes Way, Edgewood, NY 11717, and its telephone number is (800) 542-1061.

Listing

Our Common Stock is listed on the New York Stock Exchange under the symbol “PRLB.”

LEGAL MATTERS

The validity of the shares of Common Stock being offered by this prospectus will be passed upon for us by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The consolidated financial statements of Proto Labs, Inc., appearing in Proto Labs, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Proto Labs, Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by the registrant in connection with a distribution of securities being registered under this registration statement:

Amount to be paid
SEC registration fee	$16,886
Legal fees and expenses	40,000
Accounting fees and expenses	5,000
Miscellaneous	5,000
Total	$66,886

Item 15. Indemnification of Directors and Officers

The registrant is subject to the Minnesota Business Corporation Act (the “MBCA”). Section 302A.521 of the MBCA provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify a person, including an officer or director, who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that, in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, Section 302A.521, Subdivision 3, requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested stockholders, or by a court.

The registrant also maintains a director and officer insurance policy to cover the registrant, its directors and its officers against certain liabilities.

The underwriters will be obligated, under certain circumstances, pursuant to any underwriting agreements we enter into in connection with the sale of any securities being registered hereby, to indemnify us and our officers and directors against certain liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Articles of Incorporation of Proto Labs, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the SEC on February 13, 2012).

3.2	Articles of Amendment to Third Amended and Restated Articles of Incorporation of Proto Labs, Inc., dated May 20, 2015 (incorporated by reference from Exhibit 3.1 to the Company’s Form 8-K, filed with the SEC on May 21, 2015).

3.3	Second Amended and Restated By-Laws of Proto Labs, Inc., as amended through November 8, 2016 (incorporated by reference from Exhibit 3.1 to the Company’s Form 8-K, filed with the SEC on November 8, 2016).

4.1	Form of certificate representing common shares of Proto Labs, Inc. (incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the SEC on February 13, 2012).

5.1*	Opinion of Faegre Drinker Biddle & Reath LLP.

23.1*	Consent of Faegre Drinker Biddle & Reath LLP (included in the opinion filed as Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

* Filed herewith.

Item 17. Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(iii)     Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maple Plain, State of Minnesota, on the 16th day of February, 2021.

Proto Labs, Inc.

By:	/s/ Victoria M. Holt
Name:	Victoria M. Holt
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Victoria M. Holt, Robert Bodor and John A Way, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 16th day of February, 2021.

Name	Title
/s/ Archie C. Black	Chairman
Archie C. Black
/s/ Victoria M. Holt	President, Chief Executive Officer and Director (Principal Executive Officer)
Victoria M. Holt
/s/ John A. Way	Chief Financial Officer (Principal Financial and Principal Accounting Officer)
John A. Way
/s/ Sujeet Chand	Director
Sujeet Chand
/s/ Moonhie Chin	Director
Moonhie Chin
/s/ Rainer Gawlick	Director
Rainer Gawlick
/s/ John B. Goodman	Director
John B. Goodman
/s/ Donald G. Krantz	Director
Donald G. Krantz
/s/ Sven A. Wehrwein	Director
Sven A. Wehrwein

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